UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 16, 2018, Natera, Inc. (“Natera”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Natera’s stockholders voted on two proposals, each of which is described in more detail in Natera’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 4, 2018.

Only stockholders of record as of the close of business on March 26, 2018, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 54,183,368 shares of Natera’s common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of common stock of Natera was entitled to one vote for each share of common stock held as of the close of business on the record date.

The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of three directors to serve as Class III directors until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Roelof F. Botha	39,489,825	4,807,299	5,907,459
Todd Cozzens	39,531,899	4,765,225	5,907,459
Matthew Rabinowitz	39,557,066	4,740,058	5,907,459

Proposal 2: The ratification of the appointment of Ernst & Young LLP as Natera’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstentions	Broker Non-Votes
50,190,652	5,109	8,822	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 22, 2018

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